Exhibit 99.1

Xtant™ Medical Awarded Grant from the Montana Board of Research And Commercialization Technology

BELGRADE, Mont., October 6, 2015 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (OTCQX:BONE), a leader in the development of regenerative medicine products and medical devices, today announced that its wholly owned subsidiary, Bacterin International, Inc., has been awarded a grant from the Montana Board of Research and Commercialization Technology (MBRCT) in the amount of $100,000 for the development and commercialization of the next generation of demineralized bone matrix (DBM) allografts.

Bacterin's research, supported in part by the funding from MBRCT, will focus on enhancing the regenerative capacity of DBM allografts. The new products are anticipated to produce faster and more complete bone healing compared to currently available therapies leading to improved clinical outcomes for Bacterin’s surgeon customers and their patients. Successful commercialization of the therapies developed as a result of the research will further strengthen Bacterin’s DBM product portfolio by providing a differentiated product within the $410 million US market for demineralized bone matrices*.

"We continue to be very grateful for the continued financial support provided by the State of Montana to advance our research initiatives in the field of regenerative medicine", stated Dan Goldberger, CEO of Xtant Medical. "Past funding from the MBRCT has been instrumental to Bacterin’s growth over the years and we appreciate the opportunity to turn this grant into another commercial success."

Mark Schallenberger, MS, is the Principal Investigator for the research project, with Gregory Juda, PhD, CTBS; Todd Meyer, PhD; and Helena Lovick, PhD, CTBS serving as contributing investigators. The award from MBRCT will be used to finalize product development and to fund the pre-clinical studies required to support commercialization of the technology. This marks the third grant awarded to Bacterin by the MBRCT for a total of $458,458 in financial support.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (OTCQX:BONE) develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof.

Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to successfully integrate the acquisition of X-spine; the ability of the Company's sales force to achieve expected results; the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

* - Source: BioMedGPS

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